FOR IMMEDIATE RELEASE Media Contacts: Hiebing Marcie Waters Erin Elliott 608-256-6357 920-592-3555 mwaters@hiebing.com eelliott@hiebing.com Investor Relations Contact: Schneider Steve Bindas 920-592-SNDR (7637) investor@schneider.com Schneider National, Inc. Announces Quarterly Dividend GREEN BAY, Wis. – (July 31, 2019) – Schneider National, Inc. (NYSE: SNDR) announced today that its Board of Directors has declared a quarterly cash dividend of $0.06 per share on its Class A and Class B common stock, payable to shareholders of record as of September 13, 2019. The dividend is expected to be paid on October 9, 2019. About Schneider Schneider is a premier provider of transportation and logistics services. Offering one of the broadest portfolios in the industry, Schneider’s solutions include Regional and Long-Haul Truckload, Expedited, Dedicated, Bulk, Intermodal, Final Mile, LTL, Brokerage, Warehousing, Supply Chain Management and Port Logistics. A $5 billion company (2018 revenue), Schneider has been delivering superior customer experiences and safely getting it done for over 80 years. For more information about Schneider, visit www.schneider.com or follow on Twitter: @WeAreSchneider. Source: Schneider SNDR ### 482-8004 6/2017